Exhibit 5.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 14, 2025 relating to the financial statements appearing in the Annual Report on Form 40-F of Cresco Labs Inc. for the year ended December 31, 2024.

/s/ Marcum LLP
New York, NY
October 3, 2025